Exhibit 4.1

YA GLOBAL INVESTMENTS, L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

July 19, 2010

IR Biosciences Holdings, Inc.
ImmuneRegen Biosciences, Inc.
8767 E. Via De Ventura, Suite 190
Scottsdale, AZ 85258
Attention:  Chief Executive Officer

Dear Sir or Madam:

Reference is made to that certain (i) Securities Purchase Agreement dated January 3, 2008 (the “Securities Purchase Agreement”) between IR Biosciences Holdings, Inc., a Delaware corporation (the “Company”) and YA Global Investments, L.P., a Cayman Islands exempt limited partnership (the “Holder”); (ii) Secured Convertible Debenture dated January 3, 2008 issued by the Company to the Holder in the original principal amount of $2,000,000 (as amended by Amendment No. 1 to Secured Convertible Debentures, dated July 18, 2008 and Amendment No.2 to Secured Convertible Debenture Due December 31, 2010, dated August 7, 2008, and as may be amended, supplemented modified and/or amended and restated from time to time, the “January 2008 Debenture”); (iii) Secured Convertible Debenture dated June 12, 2008 issued by the Company to the Holder in the original principal amount of $1,000,000 (as amended by Amendment No. 1 to Secured Convertible Debentures, dated July 18, 2008 and Amendment No.2 to Secured Convertible Debenture Due May 31, 2011, dated August 7, 2008, and as may be amended, supplemented modified and/or amended and restated from time to time, the “June 2008 Debenture”; and together with the January 2008 Debenture, each individually, a “Principal Debenture” and collectively, the “Principal Debentures”); (iv) 0% Interest Convertible Debenture dated September 30, 2008 issued by the Company to the Holder in the original principal amount of $68,888.54 (as may be amended, supplemented modified and/or amended and restated from time to time, the “September 2008 Debenture”); (v) 0% Interest Convertible Debenture dated December 31, 2008 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “December 2008 Debenture – $50,000”); (vi) 0% Interest Convertible Debenture dated December 31, 2008 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “December 2008 Debenture – $25,000”); (vii) 0% Interest Convertible Debenture dated March 31, 2009 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “March 2009 Debenture – $50,000”); (viii) 0% Interest Convertible Debenture dated March 31, 2009 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “March 2009 Debenture – $25,000”); (ix) 0% Interest Convertible Debenture dated June 30, 2009 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “June 2009 Debenture – $50,000”);

(x) 0% Interest Convertible Debenture dated June 30, 2009 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “June 2009 Debenture – $25,000”); (xi) 0% Interest Convertible Debenture dated September 30, 2009 issued by the Company to the Holder in the original principal amount of $50,000 (as amended by First Amendment to 0% Interest Convertible Debenture, dated November 12, 2009, and as may be amended, supplemented modified and/or amended and restated from time to time, the “September 2009 Debenture – $50,000”); (xii) 0% Interest Convertible Debenture dated September 30, 2009 issued by the Company to the Holder in the original principal amount of $25,000 (as amended by First Amendment to 0% Interest Convertible Debenture, dated November 12, 2009, and as may be amended, supplemented modified and/or amended and restated from time to time, the “September 2009 Debenture – $25,000”); (xiii) 0% Interest Convertible Debenture dated December 31, 2009 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “December 2009 Debenture – $50,000”); (xiv) 0% Interest Convertible Debenture dated December 31, 2009 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “December 2009 Debenture – $25,000”); (xv) 0% Interest Convertible Debenture dated March 31, 2010 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “March 2010 Debenture – $50,000”); (xvi) 0% Interest Convertible Debenture dated March 31, 2010 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “March 2010 Debenture – $25,000”); (xvii) 0% Interest Convertible Debenture dated June 30, 2010 issued by the Company to the Holder in the original principal amount of $50,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “June 2010 Debenture – $50,000”); (xviii) 0% Interest Convertible Debenture dated June 30, 2010 issued by the Company to the Holder in the original principal amount of $25,000 (as may be amended, supplemented modified and/or amended and restated from time to time, the “June 2010 Debenture – $25,000”; and together with the September 2008 Debenture, the December 2008 Debenture – $50,000, the December 2008 Debenture – $25,000, the March 2009 Debenture – $50,000, the March 2009 Debenture – $25,000, the June 2009 Debenture – $50,000, the June 2009 Debenture – $25,000, the September 2009 Debenture – $50,000, the September 2009 Debenture – $25,000, the December 2009 Debenture – $50,000, the December 2009 Debenture – $25,000, the March 2010 Debenture – $50,000, the March 2010 Debenture – $25,000, and the June 2010 Debenture – $50,000, each individually, a “0% Interest Debenture” and collectively, the “0% Interest Debentures”; and together with the Principal Debentures, each individually, a “Debenture” and collectively, the “Debentures”); (xix) Warrant to Purchase Common Stock dated January 3, 2008 from the Company to the Holder, Warrant No. IRBO-1-1, to purchase up to 750,000 shares (as amended by Amendment No. 1 to Warrant to Purchase Common Stock, dated August 7, 2008, and as may be amended, supplemented modified and/or amended and restated from time to time, the “January 2008 Warrant”);

(xx) Warrant to Purchase Common Stock dated August 7, 2008 from Holdings to YA Global, Warrant No. IRBO-2-2, to purchase up to 750,000 shares (as may be amended, supplemented modified and/or amended and restated from time to time, the “August 2008 Warrant”; and together with the January 2008 Warrant, each individually, a “Warrant” and collectively, the “Warrants”), (xxi) Security Agreement, effective as of January 3, 2008 by the Company and ImmuneRegen Biosciences, Inc., a Delaware corporation (the “Guarantor”)  in favor of the Holder (as may be amended, supplemented modified and/or amended and restated from time to time, the “Security Agreement”), (xxii) Guaranty dated as of January 3, 2008 by Guarantor in favor of the Holder (as may be amended, supplemented modified and/or amended and restated from time to time, the “Guaranty”), and (xxiii) Security Agreement (Patent) dated as of January 3, 2008 by the Company and the Guarantor in favor of the Holder (as amended by First Amendment to Security Agreement (Patent) dated February 9, 2010, and as may be amended, supplemented modified and/or amended and restated from time to time, the “Patent Security Agreement”).  All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Debentures, the Warrants, the Security Agreement, the Patent Security Agreement, the Guaranty or the Securities Purchase Agreement, as applicable.

I.
Amendment of Principal Debentures.  Pursuant to the terms and conditions of this Letter Agreement, contemporaneously with the execution and delivery of this Letter Agreement, the Company will amend each of the Principal Debentures by executing an amendment (the “Debenture Amendments”) in substantially the form attached hereto as Exhibit A for each Principal Debenture.  Pursuant to the Debenture Amendments, the following amendments will be made to each Principal Debenture:

1.	Interest will accrue on the outstanding principal balance of each of the Principal Debentures at an annual rate equal to thirteen percent (13.0%) effective as of the date hereof.

2.	The definition of “Maturity Date” in each of the Principal Debentures shall be removed in its entirety and replaced with “December 31, 2011”.

3.	The Conversion Price with respect each Principal Debenture will be as follows:

a.
In respect of the January 2008 Debenture, the “Conversion Price” in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be (i) for the first $1,500,000 converted, $0.13, and (ii) for the remaining $500,000 converted, $0.17; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the lowest daily Volume Weighted Average Price for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

b.
In respect of the June 2008 Debenture, the “Conversion Price” in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be (i) for the first $500,000 converted, $0.17, and (ii) for the remaining $500,000 converted, $0.22; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the lowest daily Volume Weighted Average Price for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

4.	Section 1(b) of each of the Principal Debentures shall be removed in its entirety and replaced with the following:

“(b)           Interest and Company Installment Conversion Or Redemption.

(i)           Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to thirteen percent (13.0%) (the “Interest Rate”).  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures at the option of the Company in cash, or, provided that the Equity Conditions are then satisfied (or waived by the Holders) converted into Common Stock at the lowest available Conversion Price on the Trading Day immediately prior to the date paid.

(ii)           Installment Conversion in General.  On each applicable Installment Date, the Company shall pay to the Holder of this Debenture the Installment Amount due on such date by converting such Installment Amount into shares of Common Stock of the Company at the lowest Conversion Price then available with respect to such Common Stock, provided that there is not then an Equity Conditions Failure, in accordance with this Section 1(b) (a “Company Conversion”); provided, however, that the Company may, at its option following notice to the Holder, redeem such Installment Amount (a “Company Redemption”) or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 1(b).  On or prior to the date which is the fifth (5th) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Company Installment Notice”), to the Holder which Company Installment Notice shall (A) either (1) confirm that the applicable Installment Amount of the Holder’s Debenture shall be converted in whole pursuant to a Company Conversion or (2) (x) state that the Company elects to redeem, or is required to redeem in accordance with the provisions of the Debenture, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (y) specify the portion (including Interest) which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the “Company Redemption Amount”) and the portion (including Interest), if any, that the Company elects to convert pursuant to a Company Conversion (such amount a “Company Conversion Amount”) which amounts when added together, must equal the applicable Installment Amount and (B) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that there is not then an Equity Conditions Failure as of the date of the Company Installment Notice.  Each Company Installment Notice shall be irrevocable.  If the Company does not timely deliver a Company Installment Notice in accordance with this Section 1(b), then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with any such conversion.  The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 1(b)) shall be converted in accordance with Section 1(b)(iii) and the Company Redemption Amount shall be paid in accordance with Section 1(b)(iv). Notwithstanding anything to the contrary contained herein, absent the occurrence and continuance of an Event of Default, on any Installment Date upon which the Company is unable to pay the entire Installment Amount as a Company Conversion due to the Installment Volume Limitation having been exceeded, the Company may: (a) pay to the Holder (at the lowest Conversion Price then available with respect to such Common Stock), on such Installment Date, a portion of the Installment Amount equal to the maximum Company Conversion Amount payable without exceeding the Installment Volume Limitation, and (b) request, in writing (received by the Holder on or prior to such Installment Date), a waiver of the Installment Volume Limitation in connection with the remaining outstanding Installment Amount (such written request, a “Waiver Request”).  Upon receipt by the Holder of a Waiver Request, the Holder hereby agrees to notify the Company, in writing, within ten (10) business days of the applicable Installment Date (such written notice, a “Waiver Notification”), whether the Holder will agree to grant such Waiver Request (it is expressly acknowledged and agreed that the waiver of any provision of any of the Transaction Documents shall be determined in the Holder’s sole and absolute discretion).  In the event that such Waiver Request is granted by the Holder, on the date that the Company receives the Waiver Notification, the Company shall pay to Holder the remaining outstanding Installment Amount as a Company Conversion at the Company Conversion Price as determined on such date.  In the event that such Waiver Request is not granted by the Holder, on the date that is ten (10) business days following the date that the Company receives the Waiver Notification, the Company shall pay to the Holder, by wire transfer in immediately available funds, an amount in cash equal to the remaining outstanding Installment Amount.

(iii)           Mechanics of Company Conversion.  Subject to Section 1(b)(v), if the Company delivers a Company Installment Notice and elects, or is deemed to have elected, in whole or in part, a Company Conversion in accordance with Section 1(b)(ii), then the applicable Company Conversion Amount, if any, which remains outstanding as of the applicable Installment Date shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Conversion Amount at the Company Conversion Price; provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) on such Installment Date and that the Installment Volume Limitation is not exceeded (or waived in writing by the Holder).  If the Equity Conditions are not satisfied (or waived in writing by the Holder) on such Installment Date or the Installment Volume Limitation is exceeded, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (A) the Company shall redeem all or any part of the unconverted Company Conversion Amount designated by the Holder (such designated amount is referred to as the “Unconverted Redemption Amount”) and the Company shall pay to the Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to such Unconverted Redemption Amount, and/or (B) the Company Conversion shall be null and void with respect to all or any part of the unconverted Company Conversion Amount designated by the Holder and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such designated amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (1) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (2) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto.  If the Company fails to redeem any Unconverted Redemption Amount by the third (3rd) day following the applicable Installment Date, then the Holder shall have all rights under this Debenture (including, without limitation, such failure constituting an Event of Default).  Notwithstanding anything to the contrary in this Section 1(b)(iii), but subject to Section 4(c)(i), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 4.  In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

(iv)           Mechanics of Company Redemption.  If the Company elects a Company Redemption in accordance with Section 1(b)(ii), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, in an amount in cash (the “Company Installment Redemption Price”) equal to 120% of the Principal portion of the Company Redemption Amount plus accrued and unpaid Interest.  If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation, “Conversion Notice” for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Redemption Amount into shares of Common Stock of the Company at the Company Conversion Price.  Conversions required by this Section 1(b)(iv) shall be made in accordance with the provisions of Section 4(b).  Notwithstanding anything to the contrary in this Section 1(b)(iv), but subject to Section 4(c)(i), until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4.  In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

(v)           Deferred Installment Amount.  Notwithstanding any provision of this Section 1(b) to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company at least two (2) days prior to any Installment Notice Due Date electing to have the payment of all or any portion of an Installment Amount payable on the next Installment Date deferred to the Maturity Date.  Any amount deferred to the Maturity Date pursuant to this Section 1(b)(v) shall continue to accrue Interest through the Maturity Date.

(vi)           Company’s Additional Cash Redemption.  The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture in addition to any Installment Amount prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (A) the Closing Bid Price is less than the Conversion Price and (B) there is no Equity Conditions Failure.  The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Company Additional Redemption Amount”).  In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal it desires to redeem.  After receipt of the Redemption Notice the Holder shall have three (3) Business Days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b).  On the fourth (4th) Business Day after the Redemption Notice, the Company shall deliver to the Holder the Company Additional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the three (3) Business Day period.

(vii)           Holder’s Agreement Not to Convert.  So long as no Event of Default has occurred and is continuing and the Company has paid to the Holder of this Debenture the Installment Amount on each applicable Installment Date, the Holder shall not convert any portion of this Debenture during the calendar month immediately following the applicable Installment Date.

5.	Section 2(a)(x) of each of the Principal Debentures shall be deleted in its entirety, eliminating the Event of Default with respect to the Optional Redemption Amount.

6.	Section 3(f) of each of the Principal Debentures shall be deleted in its entirety, eliminating the $1,500,000 Optional Redemption at the option of the Holder.

7.	The first clause of Section 4(b)(i)(B) of each of the Principal Debentures shall be removed in its entirety and replaced with “(B) if required by Section 4(b)(iii),”.

8.	The Company notice provision listed in Section 7 of each Principal Debenture will be amended to read as follows:

IR Biosciences Holdings, Inc.
8767 E. Via De Ventura, Suite 190
Scottsdale, AZ 85258
Attention:   Chief Executive Officer
Telephone: (480) 922-3926
Facsimile:    (480) 922-4781

9.	The following definitions shall be added to Section 17 of the Principal Debentures in the appropriate alphabetical locations:

“Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Installment Amount” means with respect to any Installment Date, the lesser of (A) an aggregate of $42,000.00 in respect of all outstanding Debentures and (B) the Principal amount under this Debenture as of such Installment Date, as any such Installment Amount may be reduced pursuant to the terms of this Debenture, whether upon conversion, redemption or otherwise, together with, in each case the sum of any accrued and unpaid Interest with respect to such Principal amount. The Installment Amount on any Installment Date shall be reduced by the Principal Amount of any conversions made by the Holder of this Debenture during thirty (30) days immediately preceding such Installment Date.  In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.  In the event that the Holder is the holder of more than one Debenture of this series of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement, then the Holder shall have the right to allocate the total Installment Amount due to it among the Debentures as it sees fit and shall notify the Company of such allocation.

“Installment Date” means the first Business Day of the calendar month beginning immediately after the date of this Letter Agreement and continuing on the first Business Day of each successive calendar month thereafter.

“Installment Volume Limitation” means fifteen percent (15%) of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable Installment Notice Date.

10.	The definition of “Equity Conditions” shall be amended to mean the following:

““Equity Conditions” means that each of the following conditions is satisfied:  (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Primary Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.”

11.
The definition of “Triggering Event” shall be amended to mean the occurrence of any of the following: (i) a breach of any provision of this Letter Agreement shall have occurred or an Event of Default shall have occurred and be continuing under any of other the Transaction Documents (as defined in the Securities Purchase Agreement), or (ii) a failure by the Company’s to achieve any of the Triggering Milestones.

12.	The definition of “Triggering Milestones” shall be amended to mean the following:

“Within one hundred eighty (180) days of the date hereof, the Company shall have completed each of the following:

(a) The Company shall have obtained subordinated working capital financing of not less than Seven Hundred Fifty Thousand ($750,000.00) Dollars.  Such subordinated indebtedness shall be subject and subordinate to the Liens in favor of the Holder pursuant to a Subordination Agreement executed by the Company, the subordinated lender and the Holder, in form and substance satisfactory to the Holder, in its sole and absolute discretion;

(b) The Company shall have provided to the Holder written evidence that the Company has directed the MPI Project Manager (it being acknowledged that such direction may be given via e-mail correspondence), to order the necessary animals to commence the first safety study of Homspera (this dose-ranging study is the first of a defined sequence of studies needed for FDA submission and clinical trials);

(c) The Company shall have provided to the Holder written evidence that the Company has received reports or data summaries from research partners pertaining to at least two (2) potential indications for use of Homspera (including, but not restricted to, data regarding immunostimulation, stem cells, cancer vaccines, HIV vaccines, idiopathic pulmonary fibrosis and/or radiation-induced pulmonary fibrosis), or regarding potential mechanisms of drug action that could underlie these potential indications; and

(d) The Company shall have provided to the Holder written evidence that (i) an application has been submitted to the FDA’s Office of Orphan Product Development, requesting that Homspera receive Orphan Drug Status for any qualifying indication for use (having a documented domestic prevalence of under 200,000); and (ii) such application has been reviewed and Homspera has received Orphan Drug Status for a particular, qualifying indication based on acceptable animal or research data.”

13.	Exhibit II to each of the Principal Debentures shall be deleted in its entirety.

II.
Amendment and Restatement of the 0% Interest Debentures.  Pursuant to the terms and conditions of this Letter Agreement, contemporaneously with the execution and delivery of this Letter Agreement, the Company will amend, restate and consolidate in their entirety each of the 0% Interest Debentures by executing an Amended, Restated and Consolidated Interest Convertible Debenture (the “Amended, Restated and Consolidated Interest Convertible Debenture”) in substantially the form attached hereto as Exhibit B.  In addition to the other amendments to the 0% Interest Debentures being effected pursuant to the Amended, Restated and Consolidated Interest Convertible Debenture, the following amendments will be made to each 0% Interest Debenture:

1.	Interest will accrue on the outstanding principal balance of each of the 0% Interest Debentures at an annual rate equal to thirteen percent (13.0%) effective as of the date hereof.

2.	The definition of “Maturity Date” in each of the 0% Interest Debentures shall be removed in its entirety and replaced with “December 31, 2011”.

3.	The Conversion Price with respect each 0% Interest Debenture will be as follows:

a.
In respect of amounts due and owing under the September 2008 Debenture, the December 2008 Debenture - $50,000 and the December 2008 Debenture - $25,000, the conversion price in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be $0.25; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the average of the VWAPs for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

b.
In respect of amounts due and owing under the March 2009 Debenture - $50,000 and the March 2009 Debenture - $25,000, the conversion price in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be $0.30; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the average of the VWAPs for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

c.
In respect of amounts due and owing under the June 2009 Debenture - $50,000 and the June 2009 Debenture - $25,000, the conversion price in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be $0.35; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the average of the VWAPs for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

d.
In respect of amounts due and owing under the September 2009 Debenture - $50,000, the September 2009 Debenture - $25,000, the December 2009 Debenture - $50,000, the December 2009 Debenture - $25,000, the March 2010 Debenture - $50,000, and the March 2010 Debenture - $25,000, the conversion price in effect on any Conversion Date (a) prior to the occurrence of any Triggering Event, shall be $0.45; and (b) following the occurrence of any Triggering Event, shall be eighty percent (80%) of the average of the VWAPs for the thirty (30) Trading Days immediately prior to the applicable Conversion Date.

4.
The definition of “Triggering Event” shall be amended to mean the occurrence of any of the following: (i) a breach of any provision of this Letter Agreement shall have occurred or an Event of Default shall have occurred and be continuing under any of other the Transaction Documents (as defined in the Securities Purchase Agreement), or (ii) a failure by the Company’s to achieve any of the Triggering Milestones.

5.	The definition of “Triggering Milestones” shall be amended to mean the following:

“Within one hundred eighty (180) days of the date hereof, the Company shall have completed each of the following:

(a) The Company shall have obtained subordinated working capital financing of not less than Seven Hundred Fifty Thousand ($750,000.00) Dollars.  Such subordinated indebtedness shall be subject and subordinate to the Liens in favor of the Holder pursuant to a Subordination Agreement executed by the Company, the subordinated lender and the Holder, in form and substance satisfactory to the Holder, in its sole and absolute discretion;

(b) The Company shall have provided to the Holder written evidence that the Company has directed the MPI Project Manager (it being acknowledged that such direction may be given via e-mail correspondence), to order the necessary animals to commence the first safety study of Homspera (this dose-ranging study is the first of a defined sequence of studies needed for FDA submission and clinical trials);

(c) The Company shall have provided to the Holder written evidence that the Company has received reports or data summaries from research partners pertaining to at least two (2) potential indications for use of Homspera (including, but not restricted to, data regarding immunostimulation, stem cells, cancer vaccines, HIV vaccines, idiopathic pulmonary fibrosis and/or radiation-induced pulmonary fibrosis), or regarding potential mechanisms of drug action that could underlie these potential indications; and

(d) The Company shall have provided to the Holder written evidence that (i) an application has been submitted to the FDA’s Office of Orphan Product Development, requesting that Homspera receive Orphan Drug Status for any qualifying indication for use (having a documented domestic prevalence of under 200,000); and (ii) such application has been reviewed and Homspera has received Orphan Drug Status for a particular, qualifying indication based on acceptable animal or research data.”

III.
Amendment of Warrants.  Pursuant to the terms and conditions of this Letter Agreement, contemporaneously with the execution and delivery of this Letter Agreement, the Company will amend each of the Warrants by executing an amendment (the “Warrant Amendments”) in substantially the form attached hereto as Exhibit C.  Pursuant to the Warrant Amendments, (a) in respect of the January 2008 Warrant, the Exercise Price shall be (i) for the first 375,000 Warrant Shares, $0.13, and (ii) for the remaining 375,000 Warrant Shares, $0.20; and (b) in respect of the August 2008 Warrant, the Exercise Price shall be (i) for the first 375,000 Warrant Shares, $0.35, and (ii) for the remaining 375,000 Warrant Shares, $0.45.

IV.
Discounted Sale of Other Convertible Indebtedness.  Notwithstanding anything to the contrary contained in the Debentures or the Warrants, if, at any time while any Debenture and/or or Warrant remains outstanding, any preferred shareholder or creditor of the Company (including, without limitation, Brencourt Multi-Strategy Master, Ltd., Man Mac Shreckhorn 14B Ltd., Brencourt Advisors, LLC, and any of their respective affiliates, successors and/or assigns, but, specifically excluding the Holder and any of its successors and/or assigns) holding any preferred stock of, or indebtedness due from, the Company (each an “Existing Creditor”) which is convertible into shares of common stock of the Company shall sell any such indebtedness or preferred stock at a discount (the amount of such indebtedness or value of the preferred stock actually sold, the “Discounted Indebtedness”), then (a) the Conversion Price as set forth in each of the Debentures shall mean the lesser of: (i) the Conversion Price in effect under each such Debenture and (ii) the Discounted Conversion Price (as defined below); and (b) the Exercise Price as set forth in each Warrant shall mean the lesser of: (i) the Exercise Price in effect under each such Warrant and (ii) the Discounted Conversion Price (as defined below).  The term “Discounted Conversion Price” shall mean the product of the Discounted Purchase Price Fraction (as defined below) multiplied by the Lowest Available Conversion Amount (as defined below).  The term “Discounted Purchase Price Fraction” shall mean a fraction, the numerator of which is the Discounted Purchase Price (as defined below) and the denominator of which is the Outstanding Indebtedness Sold (as defined below).  The term “Lowest Available Conversion Amount” shall mean, on any date, the lowest conversion or exercise price, as applicable, available to the purchaser of the Discounted Indebtedness provided under any agreement, document and/or instrument evidencing such Discounted Indebtedness.  The term “Discounted Purchase Price” shall mean (A) in respect of indebtedness of the Company sold, the actual price paid by the purchaser to the Existing Creditor for the Discounted Indebtedness, or (B) in respect of preferred stock of the Company sold, the actual price paid by the purchaser to the Existing Creditor for one share of such preferred stock sold.  The term “Outstanding Indebtedness Sold” shall mean (x) in respect of indebtedness of the Company sold, the sum of all outstanding principal and interest actually due and owing in respect of the Discounted Indebtedness on the date of such sale, or (y) in respect of preferred stock of the Company sold, the stated value of one share of such preferred stock sold.

V.
Mandatory Prepayment.  Upon receipt by the Company or Guarantor of the net cash proceeds arising from (a) the sale of any assets of the Company including, without limitation, (i) the permanent, exclusive licensing of any of the Company’s or the Guarantor’s intellectual property, or (ii) the issuance and/or sale of any shares of stock of the Company, the Guarantor or any subsidiary of the Company or the Guarantor (whether pursuant to a public offering of securities that requires the Company or any of its subsidiaries to file a registration statement with the United States Securities and Exchange Commission, or otherwise), or (b) the acquisition of any subordinated indebtedness by the Company, the Guarantor or any subsidiary of the Company or the Guarantor (it being expressly understood and agreed by the parties hereto that any such indebtedness permitted to be obtained by the Company or the Guarantor shall be subject and subordinate to the Liens in favor of the Holder pursuant to a Subordination Agreement executed by the Company, the Guarantor, the subordinated lender and the Holder, in form and substance satisfactory to the Holder, in its sole and absolute discretion), the Company shall immediately prepay the outstanding amounts owing under the Debentures in an amount equal to twenty percent (20%) of such net cash proceeds.

VI.
Acknowledgement of Indebtedness.  The Company and the Guarantor hereby acknowledge, confirm and agree that, as of June 28, 2010, in accordance with the terms and conditions of the Transaction Documents, the outstanding liability to the Holder is as follows:

Principal outstanding under the Debentures:                                                                            $3,518,889.00
Interest outstanding under the Debentures:                                                                              $     75,000.00

and for all interest accruing upon the principal balances of the Debentures, from and after June 28, 2010, and for all fees, redemption premiums, liquidated damages, costs, expenses, and costs of collection (including attorneys’ fees and expenses) hereafter accrued or incurred by the Lender in connection with the Transaction Documents, including, without limitation, all attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Letter Agreement and all documents, instruments, and agreements incidental hereto.

VII.
Legal Documentation Fee.  Upon the execution of this Letter Agreement, the Company shall pay to the Holder a legal documentation fee of Fifteen Thousand ($15,000.00) Dollars.  The legal documentation fee is due and payable on the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

VIII.	Representations, Warranties, and Covenants or General Effect.

1.
Liens.  All liens, security interests and other obligations securing and guaranteeing payment of the Debentures, including, without limitation, the Security Agreement and the liens, security interests and obligations ongoing under the Security Agreement, are hereby ratified, confirmed, renewed, extended and brought forward as security for the payment of the Debentures and any other Obligations (as defined in the Security Agreement), and all renewals, extensions, supplements, modifications, rearrangements thereof and all substitutions or replacements therefor.  Each of the Company and the Guarantor hereby confirms the grant to the Holder set forth in the Security Agreement, and, in confirmation thereof, does hereby grant to the Holder, a security interest in all of its right, title and interest in and to all Pledged Property (as defined in the Security Agreement) to secure the payment of the Debentures and any other Obligations, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest and wherever the same may be located.  Without limiting the foregoing, and for the avoidance of doubt, each of the Company and the Guarantor hereby grants the Holder a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, equity interests in any of its subsidiaries, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing.

2.
Representation and Warranties.  Each of the Company and the Guarantor hereby represents and warrants to the Holder that: (a) it has the corporate power and authority to execute, deliver and perform its obligations under this Letter Agreement and each of the amendments to be executed in connection herewith, and all such action has been duly authorized by all necessary corporate proceedings on its behalf, (b) this Letter Agreement and each of the amendments to be executed in connection herewith have been duly and validly executed by the Company or the Guarantor, as applicable, (c) each of the Transaction Documents, as modified by this Letter Agreement, constitutes a valid and legally binding agreement of the Company and/or the Guarantor, as applicable, enforceable in accordance with its terms, and (d) the representations and warranties contained in the Transaction Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date in which case such representations and warranties shall have been true and correct as of such date).

3.
Sale of Indebtedness.  The Company hereby acknowledges, confirms and agrees that, upon the Company’s becoming aware of the sale by any Existing Creditor (as defined in Section IV above) of any indebtedness due from the Company which is convertible into common shares of stock of the Company, the Company shall immediately provide to the Holder written notice of such sale, including, without limitation, copies of the sale and transfer documents evidencing such sale, and copies of the debentures, warrants and other documents and/or instruments evidencing any such indebtedness.

4.
Cross-Default.  The breach of any provision of this Letter Agreement or the occurrence of a default and/or event of default under any other Transaction Document shall constitute an Event of Default under all of the Transaction Documents, it being the express intent of the Company and the Guarantor that all of the Obligations be fully cross-collateralized and cross-defaulted.  In addition, the commencement of any enforcement action against the Company or the Guarantor, or any assets of the Company or the Guarantor, by any trade or other creditor of the Company or the Guarantor, shall constitute an Event of Default under the Transaction Documents.

5.
Waiver and Release.  Each of the Company and the Guarantor hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Holder, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Holder Parties”) with respect to the Obligations, the Transaction Documents or otherwise, and that if the Company or the Guarantor now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Holder Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Letter Agreement, all of them are hereby expressly WAIVED, and the Company and the Guarantor each hereby RELEASES the Holder Parties from any liability therefor.

6.
Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Debentures, the Warrants, the Security Agreement, the Patent Security Agreement, the Guaranty, Securities Purchase Agreement or the Security Documents, or any other related Transaction Documents are intended or implied and in all other respects such documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and are hereby specifically ratified, reaffirmed and confirmed by all parties hereto as of the effective date hereof.

7.
Entire Agreement.  This Letter Agreement shall be binding upon the Company and the Guarantor and their respective successors, and assigns, and shall inure to the benefit of the Holder and the Holder’s successors and assigns.  This Letter Agreement incorporates all of the discussions and negotiations among the Company, the Guarantor and the Holder, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Letter Agreement, or any provision of any other document, instrument, or agreement among the Company, the Guarantor and the Holder shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Holder, then by a duly authorized officer thereof.

8.
Counterparts.  This Letter Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when duly executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.
Governing Law.  THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this letter agreement is executed and delivered as of the day and year first above written.

IR Biosciences Holdings, Inc.

By: /s/ Michael Wilhelm
Name: Michael Wilhelm
Title: Chief Executive Officer

ImmuneRegen Biosciences, Inc.

By: /s/ Michael Wilhelm
Name: Michael Wilhelm
Title: Chief Executive Officer

YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

EXHIBIT A

FORM OF DEBENTURE AMENDMENTS

SEE ATTACHED

EXHIBIT B

FORM OF AMENDED, RESTATED AND CONSOLIDATED
INTEREST CONVERTIBLE DEBENTURE

SEE ATTACHED

EXHIBIT C

FORM OF WARRANT AMENDMENTS

SEE ATTACHED